Exhibit 99.1

For Immediate Release August 4, 2023	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com

AUDACY REPORTS SECOND QUARTER RESULTS

Philadelphia, PA — Audacy, Inc. (NYSE: AUD; OTC: AUDA) today reported financial results for the quarter ended June 30, 2023.

Second Quarter Summary

•	Net revenues for the quarter were $298.5 million, down 6.6% compared to $319.4 million in the second quarter of 2022. Local spot was down 3.7%, while national spot was down 16.6%

•	Digital revenues, were $66.7 million, down 4% compared to the second quarter of 2022. Local digital outperformed national, increasing 7.1% year-over-year

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Total operating expenses for the quarter were $433.8 million, which includes a gain on sale of $9.9 million and a non-cash impairment loss of $125.4 million, compared to $296.2 million in the second quarter of 2022, which included a gain on sale of $0.1 million and a non-cash impairment loss of $1.8 million

•	Operating loss for the quarter was $135.3 million, compared to operating income of $23.3 million in the second quarter of 2022

•	Adjusted EBITDA for the quarter was $14.4 million, compared to $38.5 million in the second quarter of 2022

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For the third quarter, total revenues are pacing down 4%, with local spot pacing down 1% and national spot pacing down 22%. Digital revenues are pacing up 7% or sequentially 11 percentage points better than the second quarter

•	As of June 30, 2023, the Company’s liquidity was $81.6 million

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On June 30, 2023, we effected a one-for-thirty reverse stock split (the “Reverse Stock Split”)[1] of our issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”). As a result of the Reverse Stock Split, every thirty (30) shares of Common Stock issued and outstanding were automatically combined into one (1) share of issued and outstanding Common Stock, without any change in the par value per share

[1]	Unless otherwise indicated, the information in this earnings release gives effect to the Reverse Stock Split.

David J. Field, Chairman, President and Chief Executive Officer, stated: “Second quarter net revenues were down 6.6% in line with our quarterly guidance, reflecting challenging ad market conditions. During the quarter, we saw accelerated growth across certain of our key performance metrics including radio revenue share, station audience ratings, and digital platform usage. We also made meaningful progress on our ad tech and ad product roadmap as we work to develop important new pools of digital demand and growth.

Expenses were impacted by $10.4 million in charges related to the accelerated recognition of podcast expenses as we terminated one of our two largest podcast agreements and positioned ourselves for improved growth going forward.

We have initiated discussions with our lenders to enhance our balance sheet and establish a strong financial footing to enable the company to capitalize on its growth opportunities. Notwithstanding current challenges, Audacy has established a prominent position as a scaled, leading multi-platform audio company distinguished by our exclusive premium content, top positions across the country’s largest markets, and unrivaled leadership in news and sports radio. We continue to invest in our people, platform, content, technology and capabilities and serve our listeners and customers with excellence.

Ad market conditions remain challenging, but have stabilized entering the third quarter. We are pacing down 4% with local spot considerably stronger than national spot. We expect Audacy’s Q3 revenues to decline by mid-single digits.”

Recent Company Developments

•

Solid revenue share gains and ratings performance across core radio business. Audacy grew its radio revenue share during the quarter, led by local spot and network share gains. The company also delivered a 4th consecutive quarter of A25-54 YoY ratings share growth in PPM markets and marked our highest quarterly ratings share since Q3 2020.The strength and vibrancy of our brands was underscored by Audacy receiving 16 prestigious Marconi Award nominations.

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Digital platform acceleration. Our streaming audience, via our new Audacy direct-to-consumer platform, continues to demonstrate strong and accelerating growth, with double-digit increases in app installs and unique users. Total Listening Hours to our O&O streams grew 12% in the quarter, increasing 15% in June. Our patented Rewind functionality continues to drive double-digit listening growth thanks to increasing consumer demand for Interactive Radio. We also rolled out new enhancements to our integrations with Apple Music, Sonos, and other partners, and added exclusive content features with Greta Van Fleet, Charlie Puth, Ed Sheeran, Kesha, Jennifer Lopez, Kylie Minogue, Kelly Clarkson, and more. While we are benefiting from consumer tail-winds in streaming audio—AM/FM Streams and Podcasts are the two fastest-growing segments of audio according to Edison Research – we believe our unique features and platform investments are propelling above-market streaming growth on many of our brands.

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Launched distribution partnership with Tune-In. Through a partnership with TuneIn, we extended the digital distribution of our local stations and podcast library to over 200 additional platforms and connected vehicles and devices, including Tesla, Rivian, Lucid, Bose, Samsung and Xbox, as well as on the TuneIn mobile app and TuneIn.com. While the partnership gives access to Audacy’s bespoke linear content across TuneIn’s platform, the unique digital listener features being pioneered on the Audacy app remain exclusively on our platform. The partnership bolsters the reach of our content and underscores our mission to meet our listeners wherever they wish to listen to our content. The agreement also gives us access to TuneIn’s advertising supply and brings select TuneIn original content to our digital platform.

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Bolstering news content with Weather Channel partnership. We launched three new exclusive stations on the Audacy app as official audio companions to The Weather Channel television network, Pattrn and The Weather Channel en Español. The deal adds additional depth to our best-in-class news content offering while expanding the reach of The Weather Channel’s broadcast weather coverage to Audacy listeners across the country.

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Podcast Monetization Improving, and Network Optimization Continues. Our Podcast advertising sales efficacy continues to improve, following the restructuring of our national sales efforts over the past year. RPMs, or revenue-per-thousand downloads, grew 38% Y/Y in the quarter, driven by growth in both CPMs and sell-through rates. Local Podcast Ad Revenues outperformed national, growing +78% in the quarter. In addition to growing consumption and monetization of our profitable original podcast content, we are also continuing to improve the overall profitability and composition of our Podcast Network business. In June, we successfully negotiated an early exit to an onerous Podcast ad representation contract, which resulted in a restructuring charge of $5.9 million in the quarter and the accelerated recognition of $4.5 million of prepaid content expense. We believe exiting this agreement will have a positive impact on our Podcast margins, without materially impacting our future Podcast revenue growth opportunity.

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Podcast content highlights. We had multiple number-ones on the podcast charts, including This Little Light with Flea of the Red Hot Chili Peppers in the Music category, and The Set, a ten-part Audacy Original podcast series exploring the never-before-told inside story of the biggest police corruption scandal in NYPD history, which premiered in with a binge window on the Audacy app that exclusively featured all episodes prior to their wide release.

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Completed asset sales. During the quarter, the company completed the sale of an FM station in Memphis, Tennessee, an FM station in Buffalo, New York and certain intellectual property for $15.4 million.

The company will not be holding a conference call regarding the second quarter earnings release.

About Audacy

Audacy, Inc. (NYSE: AUD; OTC: AUDA) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp), Twitter (@AudacyCorp), LinkedIn (@Audacy-Inc), Instagram (@lifeataudacy) and Threads (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements about market conditions, the Company’s revenue guidance, and the Company’s ability to capitalize on its growth opportunities, develop digital demand, enhance its balance sheet and regain compliance with the NYSE’s minimum price condition, are based upon current expectations and involve certain risks and uncertainties.. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
STATEMENTS OF OPERATIONS
Net Revenues	$298,513	$319,439	$558,148	$594,734

Station Expenses	265,687	259,153	498,902	484,745
Station Expenses—Non-Cash Compensation	433	990	1,146	2,160
Corporate Expenses	25,206	23,590	49,327	47,681
Corporate Expenses—Non-Cash Compensation	674	2,113	1,852	3,933
Depreciation And Amortization	17,575	15,571	35,017	29,110
Other Expenses	243	52	353	402
Impairment Loss	125,355	1,770	130,405	3,291
Restructuring Charges	8,511	1,016	10,932	1,902
Net (Gain) On Sale Or Disposal	(9,876)	(105)	(22,280)	(2,563)
Change In Fair Value of Contingent Consideration	—	(7,987)	—	(7,704)

Total Operating Expenses	433,808	296,163	705,654	562,957

Operating Income (Loss)	(135,295)	23,276	(147,506)	31,777

Net Interest Expense	34,548	24,529	66,929	48,000
Other (Income) Expense	—	(238)	—	(238)

Income (Loss) Before Income Taxes	(169,843)	(1,015)	(214,435)	(15,985)
Income Taxes (Benefit)	(44,041)	(242)	(52,730)	(4,139)

Net Income (Loss)	$(125,802)	$(773)	$(161,705)	$(11,846)

Net Income (Loss) Per Share—Basic	$(26.64)	$(0.17)	$(34.24)	$(2.57)

Net Income (Loss) Per Share—Diluted	$(26.64)	$(0.17)	$(34.24)	$(2.57)

Weighted Common Shares Outstanding—Basic*	4,723	4,615	4,723	4,614

Weighted Common Shares Outstanding—Diluted*	4,723	4,615	4,723	4,614

*	Stock split applied

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	187,114	204,486	346,423	379,621
Digital (including podcasting)	66,655	69,300	123,580	127,339
Network	20,824	21,789	40,692	42,929
Sponsorships and Events	11,938	11,638	24,382	21,964
Other	11,982	12,226	23,071	22,881

	$298,513	$319,439	$558,148	$594,734

Political	$1,265	$4,029	$2,111	$5,288

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	145,317	158,581	273,439	299,045
Sports	65,612	64,828	118,753	117,898
News/Talk	44,087	51,764	86,455	100,114
Non-format specific	43,497	44,266	79,501	77,677

	$298,513	$319,439	$558,148	$594,734

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$11,406	$32,382	$25,024	$46,904
Adjusted Income Taxes Paid (Refunded)	$1,448	$409	$1,687	$(14,792)

	June 30, 2023	December 31, 2022
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$80,667	$103,344
Senior Debt—Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt—Revolver (Includes Current Portion)	$219,000	$180,000
Senior Secured Notes—2027	$460,000	$460,000
Senior Secured Notes—2029	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Equity	$360,574	$520,619

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
OTHER FINANCIAL DATA
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$(125,802)	$(773)	$(161,705)	$(11,846)
Income Taxes (Benefit)	(44,041)	(242)	(52,730)	(4,139)
Net Interest Expense	34,548	24,529	66,929	48,000
Corporate Expenses—Non-Cash Compensation	674	2,113	1,852	3,933
Station Expenses—Non-Cash Compensation	433	990	1,146	2,160
Depreciation And Amortization	17,575	15,571	35,017	29,110
Other Expenses	222	147	268	497
Restructuring Charges	8,511	1,016	10,932	1,902
COVID-19 Related Expenses	—	164	91	353
Non-Recurring Expenses Otherwise Included in Corporate Expenses	3	1,525	42	1,687
Liability Management Expenses	5,825	—	6,971	—
Impairment Loss	125,355	1,770	130,405	3,291
Contingent Consideration Accretion and Remeasurements	—	(7,987)	—	(7,704)
Deferred Compensation Expense	965	—	965	—

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Other (Income) Expense	—	(238)	—	(238)
Net (Gain) Loss On Sale Or Disposal of Assets	(9,876)	(105)	(22,280)	(2,563)

Adjusted EBITDA	14,392	38,480	17,903	64,443

Net Interest Expense	(34,548)	(24,529)	(66,929)	(48,000)
Deferred Financing Costs Included In Interest Expense	2,176	1,281	3,440	2,540
Amortization Debt Premium Included In Interest Expense	(255)	(256)	(511)	(512)
Net Capital Expenditures	(11,406)	(32,382)	(25,024)	(46,904)
Adjusted Income Taxes (Paid) Refunded	(1,448)	(409)	(1,687)	14,792

Adjusted Free Cash Flow	$(31,089)	$(17,815)	$(72,808)	$(13,641)